                                  5,750,000 SHARES

                                  ADAMS GOLF, INC.

                                    COMMON STOCK

                               UNDERWRITING AGREEMENT

                                                                  July ___, 1998

LEHMAN BROTHERS INC.

NATIONSBANC MONTGOMERY SECURITIES LLC
FERRIS, BAKER WATTS INCORPORATED
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

     ADAMS GOLF, INC., a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule 2 hereto (the "Selling Stockholders"), propose to sell an aggregate of 5,750,000 shares (the "Firm Stock") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). Of the 5,750,000 shares of the Firm Stock, 3,750,000 shares are being sold by the Company and 2,000,000 shares are being sold by the Selling Stockholders. In addition, the Selling Stockholders propose to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 862,500 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

     1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND CERTAIN SELLING STOCKHOLDERS. Each of the Company and B.H. Adams and Richard
H. Murtland (the "Management Stockholders") severally represents, warrants and agrees that:

          (a) A registration statement on Form S-1 (File No. 333-51715 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the

     Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 6(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the Effective Date, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose.

          (b) (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be and at all times subsequent thereto up to and including the First Delivery Date (as defined in Section 5) and the Second Delivery Date (as defined in Section 5), conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; (ii) the Registration Statement, and any amendments and supplements thereto, did not and will not, as the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not, as of the date thereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; PROVIDED THAT no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c)  The Company and each of its subsidiaries (as defined in Section
     17) which is a corporation have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"), and have all power and

                                          2.
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     authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; each of the Company's subsidiaries which is a limited partnership is duly formed, validly existing and in good standing under the laws of its respective jurisdiction and each such subsidiary has all requisite partnership power and authority under its certificate of limited partnership and agreement of limited partnership to hold its properties and to conduct the businesses in which it is engaged; and none of the subsidiaries of the Company is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations, other than Adams Golf Holding Corp., Adams Golf GP Corp., Adams Golf Management Corp., Adams Golf Direct Response, Ltd., Adams Golf, Ltd. and Adams Golf IP, L.P. The Company does not have any subsidiaries other than those set forth on Exhibit 21.1 to the Registration Statement.

          (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such conflict, breach, violation or default would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter, bylaws, certificate of limited partnership or agreement of limited partnership, as applicable, of the Company or any of its subsidiaries or any statute, rule or regulation or any order known to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except where such violation would not have a Material Adverse Effect; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with

                                          3.

     the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

          (h) Except as described or referred to in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (i) Except as described or referred to in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, in each case except for such loss or interference as would not have a Material Adverse Effect; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development known to the Company involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

          (k) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the consolidated financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

          (l) KPMG Peat Marwick LLP ("KPMG"), who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(g) hereof, have advised the Company that they are independent public accountants as required by the Securities Act and the Rules and Regulations.

                                          4.
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          (m)  Neither the Company nor any of its subsidiaries owns any real property; the Company and each of its subsidiaries have good and defensible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described or referred to in the Prospectus or (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and subsisting leases enforceable against the Company, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as in the reasonable good faith judgment of the Company, is adequate for the conduct of their respective businesses and the value of their respective properties.

          (o) Except as described in the Prospectus, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

          (p) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect and, to the actual knowledge of the Company, no such proceedings are threatened by governmental authorities or others.

          (q) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

          (r) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus that is not so described.

          (s) No labor disturbance by the employees of the Company exists or, to the actual knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

                                          5.
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          (t)  The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any actual knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect. The Company and its subsidiaries have paid all sales and use taxes owed through the date hereof in each jurisdiction in which any such taxes are owed, except where the failure to pay would not have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company and its subsidiaries.

          (u) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities,
     (ii) incurred any material liability or obligation, direct or contingent, other than those incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or
     (iv) declared or paid any dividend on its capital stock.

          (v)  The Company (i) makes and keeps accurate books and records and
     (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (w) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, bylaws, certificate of limited partnership or agreement of limited partnership, as applicable, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, in each case except for any default that would not reasonably be expected to have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree known to the Company to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, in each case except where such violation or failure to obtain, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

          (x) Neither the Company nor any of its subsidiaries, nor, to the Company's actual knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in

                                          6.
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     violation of any provision of the Foreign Corrupt Practices Act of 1977; or
     made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment.

          (y)  Except as set forth in the Registration Statement and Prospectus,
     (i) each of the Company and its subsidiaries is in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, (ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) to its actual knowledge, neither the Company nor any of its subsidiaries will be required to make future material capital expenditures to comply with Environmental Laws and
     (iv) no property that is owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.), or otherwise designated as a contaminated site under applicable state or local law.

          (z) The Company has not distributed and will not distribute prior to the later of (i) the First Delivery Date, or the Second Delivery Date, as the case may be, and (ii) completion of the distribution of the Firm Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

          (aa) The Company has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Stock.

          (bb) The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

          (cc) The Company is not, and upon completion of the transactions contemplated hereby will not be, subject to registration as an Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder.

          (dd) Other than the Representatives, since its inception, the Company has not granted any individual or entity any rights to underwrite any public or private offering of any of the Company's securities.

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally represents, warrants and agrees, solely with respect to such Selling Stockholder that:

          (a) The Selling Stockholder has, and immediately prior to the First Delivery Date (as defined in Section 5 hereof) the Selling Stockholder will have, good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date,

                                          7.
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     free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

          (b) The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with The Bank of New York, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form endorsed in blank or accompanied by blank stock powers duly executed (with signature guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Exchange Act), representing the shares of Stock to be sold by the Selling Stockholder hereunder.

          (c) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing B.H. Adams and Richard H. Murtland as attorneys-in-fact (the "Attorneys-in-Fact"), with full power of substitution, and with full authority (exercisable by either or both of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

          (d) If the Selling Stockholder is a corporate entity, such Selling Stockholder has the corporate power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or bylaws of the Selling Stockholder, if applicable, the articles or certificate of partnership of the Selling Stockholder, the deed of trust of the Selling Stockholder or any statute, rule or regulation or any known order of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

                                          8.

          (e) The Registration Statement, and any amendments or supplements thereto, did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, and any amendments or supplements thereto, did not and will not, as of the date thereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; PROVIDED THAT, with respect to those Selling Stockholders that are not Management Stockholders, the foregoing shall apply in each case only insofar as such statements relate to the Selling Stockholder; PROVIDED FURTHER that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (f) The Selling Stockholder has no reason to believe (without having conducted any investigation or inquiry) that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no actual knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has had or would reasonably be expected to have a Material Adverse Effect and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus; PROVIDED, HOWEVER, with respect to those Selling Stockholders that are not Management Stockholders, nothing in this Section 2(f) shall be deemed to constitute a guarantee of the representations and warranties made by the Company in Section 1 hereof.

          (g) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the shares of the Stock.

          (h) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Stock.

          (i) All information furnished by or on behalf of the Selling Stockholder relating to the Selling Stockholder and the Stock to be sold by the Selling Stockholder that is contained in the representations and warranties of the Selling Stockholder in the Selling Stockholder's Power of Attorney or set forth in the Registration Statement or the Prospectus is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the First Delivery Date, and on the Second Delivery Date, was or will be, true, correct and complete in all material respects, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on

                                          9.

     the First Delivery Date, and on the Second Delivery Date, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading.

          (j) The Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Stock that is to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; the Selling Stockholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of the Selling Stockholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and the Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described or referred to in the Registration Statement and the Prospectus.

     3. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,750,000 shares of the Firm Stock and each Selling Stockholder hereby agrees to sell the number of shares of the Firm Stock set opposite its/his/her name in Schedule 2 hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, and from each Selling Stockholder, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by the Company, and by each Selling Stockholder, as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

     In addition, the Selling Stockholders collectively grant to the Underwriters an option to purchase up to 862,500 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. If less than all of the shares of Option Stock are purchased by the Underwriters, then all purchases of shares of Option Stock from the Selling Stockholders shall be made in proportion to, but not greater than, the number of shares of Option Stock set forth opposite the names of such Selling Stockholders in Schedule 2 hereto. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. Upon exercise of the option by the Underwriters, the Selling Stockholders agree to sell to the Underwriters the number of shares of Option Stock set forth in the notice delivered pursuant to Section 5 hereof. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

                                         10.

     The Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date, as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

     4.   OFFERING OF STOCK BY THE UNDERWRITERS.

          Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters shall offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus. The Firm Stock initially is to be offered to the public at the initial public offering price provided for in
Section 3. After the initial public offering, the Representatives may from time to time increase or decrease the public offering price, in their sole discretion, by reason of changes in general market conditions or otherwise.

     It is understood that 575,000 shares of the Firm Stock will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. to employees and persons having business relationships with the Company and its subsidiaries who have heretofore delivered to the Representatives offers or indications of interest to purchase shares of Firm Stock in form satisfactory to the Representatives, and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by the Representatives from the Company; PROVIDED THAT, under no circumstances will the Representatives or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such offering to employees and persons having business relationships with the Company and its subsidiaries. It is further understood that any shares of such Firm Stock that are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

     5. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the office of Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas, at 10:00 A.M., New York City time, on (a) the third full business day following the date of this Agreement, (b) if this Agreement is executed and delivered after 4:30 p.m. Eastern time, the fourth full business day following the date of this Agreement, or (c) at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and the Selling Stockholders shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                                         11.

     At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 3 may be exercised by written notice being given to the Attorneys-in-Fact on behalf of the Selling Stockholders by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

     Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Attorneys-in-Fact) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Selling Stockholders shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Selling Stockholders shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

     6.   FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

          (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or

                                         12.

     the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and
     (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission, including any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations;

          (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not to make any such filing to which the Representatives object in writing, subject to compliance with the Securities Act and the Rules and Regulations and the provisions of this Agreement;

          (f) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company's fiscal year, 455 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                                         13.

          (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions within the United States as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other incentive plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options or other awards pursuant to incentive plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to use reasonable efforts to cause each officer, director and stockholder of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

          (j) Prior to filing with the Commission any reports on Forms 1Q-Q or 10-K containing information required pursuant to Rule 463 of the Rules and Regulations, to

                                         14.

     furnish a copy of such information to the counsel for the Underwriters and receive and consider its comments thereon;

          (k) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

          (l) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

     7.   Each Selling Stockholder agrees:

          (a) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.

          (b) That the Stock to be sold by the Selling Stockholder hereunder that is represented by the certificates held in custody by the Custodian for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

          (c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person.)

     8. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the costs of delivering and distributing the Custody Agreements and the Powers of Attorney; (f) the filing fees incident to securing any

                                         15.

required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (g) any applicable listing or other fees; (h) the fees and expenses (not in excess, in the aggregate, of $5,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in
Section 6 (h) and of preparing, printing and distributing a Blue Sky Memorandum;
(i) all costs and expenses (not in excess, in the aggregate, of $10,000) of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of shares of the Stock by the Underwriters to employees and persons having business relationships with the Company and its subsidiaries, as described in Section 4; (j) the fees and expenses of one counsel for the Selling Stockholders as a group; and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; PROVIDED that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell, the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions and of preparing, printing and distributing a Blue Sky Memorandum to the extent such fees and expenses exceed the amount to be paid by the Company pursuant to
Section 8(h) above, the expenses of advertising any offering of the Stock made by the Underwriters and stabilization costs, if any, and each Selling Stockholder shall pay any transfer taxes payable in connection with such stockholder's sale of Stock to the Underwriters.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) No Underwriter shall have discovered after the Effective Time and disclosed to the Company on or prior to such Delivery Date that (i) the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Cooley Godward LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading or
     (ii) the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Cooley Godward LLP, is material or omits to state a fact, which in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, in light of the circumstances under which they were made.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers

                                         16.

     of Attorney, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Arter & Hadden LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in substantially the form set forth in EXHIBIT A hereto.

          (e) Arter & Hadden, as counsel for the Selling Stockholders, shall have furnished to the Representatives its written opinion addressed to the Underwriters and dated such Delivery Date, in substantially the form set forth in EXHIBIT B hereto.

          (f) The Representatives shall have received from Cooley Godward LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g) At the time of execution of this Agreement, the Representatives shall have received from KPMG a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (the "Initial Letter"), confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission. The Initial Letter also shall (i) set forth the opinion of KPMG with respect to its examination of the consolidated balance sheet of the Company as of December 31, 1997 and related consolidated statements of operations, stockholders' equity and cash flows for the twelve (12) months ended December 31, 1997, (ii) state that KPMG has performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information and providing the report of KPMG as described in SAS 71 on the financial statements for each of the quarters in the five-quarter period ended March 31, 1998 (the "Quarterly Financial Statements"), (iii) state that in the course of such review, nothing came to its attention that leads it to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented and (iv) address other matters agreed upon by KPMG and the Representatives. In addition, the Representatives shall have received from KPMG a letter addressed to the Company and made available to the Representatives for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent it deemed necessary in establishing the scope of its examination of the Company's consolidated financial statements as of December 31, 1997, did not disclose any weaknesses in internal controls that it considered to be material weaknesses.

                                         17.

          (h) On such Delivery Date, the Company shall have furnished to the Representatives a letter of KPMG addressed to the Underwriters and dated such Delivery Date (the "Bring-Down Letter") (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) based upon the procedures described in the Initial Letter, but carried out to a date not more than five (5) business days prior to such Delivery Date, confirming, to the extent true, that the statements and conclusions set forth in the Initial Letter are accurate as of such Delivery Date and setting forth any revisions and additions to the statements and conclusions set forth in the Initial Letter that are necessary to reflect any changes in the facts described in the Initial Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The Bring-Down Letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in the Representatives' sole judgment, is material and adverse and that makes it, in the Representatives' sole judgment, impracticable or inadvisable to proceed with the public offering of the Stock as contemplated by the Prospectus.

          (i) Aquilino & Welsh shall have furnished to the Representatives its written opinion, as patent counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that such counsel is familiar with the technology used by the Company in its business and the manner of its use thereof and has read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials and:

               (i) The statements in the Registration Statement and the Prospectus under the captions "Risk Factors - Patents and Protection of Proprietary Technology," "Business -- Design and Development -- Patent Review" and "-- Patents," to the best of such counsel's knowledge and belief, are accurate and complete statements or summaries of the legal matters therein set forth and nothing has come to such counsel's attention that causes such counsel to believe that the above-described portions of the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that, as of the date thereof and as of such Delivery Date, the above-described portions of the Prospectus contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ii) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the

                                         18.

          Company or any of its subsidiaries and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

               (iii) such counsel do not know of any contracts or other documents, relating to governmental regulation affecting the Company or any of its subsidiaries or the patents, trade secrets, trademarks, service marks or other proprietary information or materials of the Company or any of its subsidiaries, of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

               (iv) to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials, of others and, to the best of such counsel's knowledge, there are no infringements by others of any of the patents, trade secrets, trademarks, service marks or other proprietary information or materials of the Company or any of its subsidiaries which, in the judgment of such counsel, could affect materially the use thereof by the Company or any such subsidiary; and

               (v) to the best of such counsel's knowledge, the Company and its subsidiaries own or possess sufficient licenses or other rights to use all patents, trade secrets, trademarks, service marks or other proprietary information or materials necessary to conduct the business now being or proposed to be conducted by the Company and its subsidiaries as described in the Prospectus.

          (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

               (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) through 9(n) have been fulfilled; and

               (ii) They have carefully examined the Registration Statement and the Prospectus and, to their knowledge, since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (k) Each Selling Stockholder (or the Custodian or one or more Attorneys-in-Fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or the Custodian or one or more Attorneys-in-Fact) stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct as of such Delivery Date and that such Selling Stockholder has

                                         19.

     complied with all agreements contained herein to be performed by such Selling Stockholder at or prior to such Delivery Date.

          (l) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or
     (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (n) The Nasdaq National Market shall have approved the Stock for quotation, subject only to official notice of issuance and evidence of satisfactory distribution.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                                         20.

     10.  INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (iii) any untrue statement or alleged untrue statement contained in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i),
(ii) or (iii) above (provided that the Company shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; PROVIDED, FURTHER, that the indemnity agreement contained in this Section 10(a) with respect to any Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Stock to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person, within the time required by the Securities Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such


                                         21.

Prospectus was corrected therein. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          (b) The Management Stockholders, severally and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Management Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; PROVIDED, FURTHER, that the indemnity agreement contained in this
Section 10(b) with respect to any Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Stock to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person, within the time required by the Securities Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prospectus was subsequently corrected. The foregoing indemnity agreement is in addition to any liability that the Management Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

          (c) The Selling Stockholders who are not Management Stockholders, severally and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such


                                         22.

loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact concerning such Selling Stockholder contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; PROVIDED, FURTHER, that the indemnity agreement contained in this Section 10(c) with respect to any Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Stock to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person, within the time required by the Securities Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prospectus was subsequently corrected. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

          (d) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each person, if any, who controls the Company within the meaning of the Securities Act and each Selling Stockholder (including each Management Stockholder), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating


                                         23.

or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

          (e) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and its respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by counsel separate from counsel to the Company or any Selling Stockholder, and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Selling Stockholders. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Lehman Brothers Inc. in the case of parties indemnified pursuant to Sections 10(a), 10(b) and 10(c) and by the Company in the case of parties indemnified pursuant to Section 10(d). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any


                                         24.

indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (f) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to its respective underwriting obligations and not joint.


                                         25.

          (g) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments and other stabilizing activities on the inside front cover page of, and the information appearing in the third paragraph under the caption "Underwriting" in the Prospectus is correct and constitutes the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          (h) Notwithstanding any other provision of this Agreement, no Selling Stockholder (including each Management Stockholder) against whom a claim for indemnity is made on the basis of the provisions of Section 10(b) or 10(c), against whom contribution is sought on the basis of Section 10(f), or against whom any claim is otherwise pursued under this Agreement after the First Delivery Date shall be required to indemnify, hold harmless, reimburse or otherwise be liable to the Company or Underwriters in an aggregate amount in excess of the proceeds received by the Selling Stockholder in connection herewith.

     11.  DEFAULTING UNDERWRITERS.

          If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions that the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company and the Underwriters will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock that a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other


                                         26.

Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     12. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l) or 9(m), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

     13. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder(s) to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholder(s) is not fulfilled, the Company and the Selling Stockholder(s) will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the Representative(s). If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

     14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
     212-526-6588), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Darl Hatfield (Fax: 972-398-8818), with a copy to Joseph A. Hoffman, Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, TX 75201 (Fax: 214-741-7139);

          (c) if to any Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto, with copies to B.H. Adams and Richard H. Murtland as Attorneys-In-Fact c/o the Company as set forth in
     Section 14(b) above and to Joseph A. Hoffman, also as set forth in Section 14(b) above;

PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its


                                         27.

acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

     15. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective personal representatives, if applicable, and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement, any person controlling the Company within the meaning of
Section 15 of the Securities Act and any affiliate of a Selling Stockholder. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of stock from any Underwriter shall be deemed a successor of such Underwriter merely by reason of such purchase.

     16. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     17. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to the conflict of law provisions thereof.

     19. COUNTERPARTS. This Agreement may be executed by facsimile in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     20. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


                                         28.

     If the foregoing correctly sets forth the agreement, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below. Upon such acceptance this letter shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters.

                              Very truly yours,

                              ADAMS GOLF, INC.

                              By
                                 -----------------------------------------------
                                 B. H. (BARNEY) ADAMS, CHIEF EXECUTIVE OFFICER

                              THE SELLING STOCKHOLDERS NAMED IN SCHEDULE 2 TO THIS AGREEMENT

                              By
                                 -----------------------------------------------
                                 B.H. (BARNEY) ADAMS, ATTORNEY-IN-FACT

Accepted:

LEHMAN BROTHERS INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
FERRIS, BAKER WATTS INCORPORATED

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

     By LEHMAN BROTHERS INC.

     By
        -----------------------------------------------
               AUTHORIZED REPRESENTATIVE

                                     SCHEDULE 1

                                                                NUMBER OF SHARES
UNDERWRITERS                                                     OF FIRM STOCK
Lehman Brothers Inc. . . . . . . . . . . . . . . . . .
NationsBanc Montgomery Securities LLC. . . . . . . . .
Ferris, Baker Watts Incorporated . . . . . . . . . . .
                                                                 ---------------
          TOTAL                                                        5,750,000
                                                                      ----------
                                                                      ----------

                                     SCHEDULE 2

                                                                NUMBER OF
                                              NUMBER OF SHARES  SHARES OF
   NAME AND ADDRESS OF SELLING STOCKHOLDER     OF FIRM STOCK   OPTION STOCK
 Royal Holding Company, Inc.                      454,745          576,182
    c/o Paul Brown
    1 Indian Springs Road
    Indiana, PA  15701

 B. H. Adams                                      928,000          192,000
    2801 East Plano Parkway
    Plano, Texas  75074

 Finis Conner                                     388,555             --
    The Conner Group
    San Carlos & 4th Street #2
    Carmel, CA  93921

 Richard H. Murtland                               66,750           16,738
    2801 East Plano Parkway                     ---------        ---------
    Plano, Texas  75074

 Lincoln Trust Company, f/b/o Richard Urdahl       77,000            9,592
    Custodian FBO Richard Urdahl
    Fiddler's Green Circle, Suite 400E
    Englewood, CO  890111

 Faris McMullin                                    73,750           37,988
    7510 Mossy Cup Rd.
    Boise, ID 83709

 Marc Gonsalves                                        --           30,000
    2801 East Plano Parkway
    Plano, TX  75074

 Peter Cassady                                      8,400             --
    11935 Barranca Road
    Camarilla, CA  93012

 Richard Urdahl                                     2,800             --
    3 Rollingwood Lane                          ---------        ---------
    Sandy, UT  84092

      TOTAL                                     2,000,000          862,500
                                                ---------        ---------
                                                ---------        ---------
